EXHIBIT 5


                        [Dorsey & Whitney LLP Letterhead]



Imation Corp.
1 Imation Place
Oakdale, Minnesota 55128

         Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

            We have acted as counsel to Imation Corp., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-4 (the "Registration Statement") relating to the issuance by the Company of up to 8,000,000 contingent payment rights (the "Contingent Payment Rights") in connection with the acquisition by the Company of all of the issued and outstanding capital stock of Cemax-Icon, Inc., a Delaware corporation ("Cemax-Icon") pursuant to that certain Agreement and Plan of Merger, dated as of May 13, 1997 (the "Merger Agreement"), among the Company, CI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company, and Cemax-Icon. The Registration Statement also relates to shares of the Company's common stock, $0.01 par value (the "Common Stock") which may be issued upon the exercise of the Contingent Payment Rights.

            We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below.

            In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials. We have also assumed that the Contingent Payment Rights and the Common Stock will be issued as described in the Registration Statement.

            Based on the foregoing, we are of the opinion that:

      1. The Contingent Payment Rights have been duly authorized by all requisite corporate action and, when issued and delivered as specified in the Merger Agreement and the Registration Statement, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

      2. The shares of Common Stock have been duly authorized by all requisite corporate action and, when issued and delivered as specified in the Contingent Payment Rights and the Registration Statement, will be validly issued, fully paid and nonassessable.

            The opinions set forth above are subject to the following qualifications and exceptions:

            (a) Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' rights.

            (b) Our opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

            (c) Minnesota Statutes ss. 290.371, Subd. 4, provides that any corporation required to file a Notice of Business Activities Report does not have a cause of action upon which it may bring suit under Minnesota law unless the corporation has filed a Notice of Business Activities Report and provides that the use of the courts of the State of Minnesota for all contracts executed and all causes of action that arose before the end of any period for which a corporation failed to file a required report is precluded. Insofar as our opinion may relate to the valid, binding and enforceable character of any agreement under Minnesota law or in a Minnesota court, we have assumed that any party seeking to enforce such agreement has at all times been, and will continue at all times to be, exempt from the requirement of filing a Notice of Business Activities Report or, if not exempt, has duly filed, and will continue to duly file, all Notice of Business Activities Reports.

            Our opinions expressed above are limited to the laws of the State of Minnesota, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement.

Dated: June 6, 1997
                                         Very truly yours,


                                         /s/ Dorsey & Whtiney LLP